UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

Nielsen N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042	98-0662038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Nielsen N.V. (the “Company”) held its annual meeting of shareholders on June 26, 2015. The Company’s shareholders considered nine proposals, each of which is described in more detail in the Company’s definitive proxy statement for the 2015 annual meeting of shareholders (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2015. The final voting results for each matter submitted to a vote of shareholders at the annual meeting are as follows:

	For	Against	Abstain	Broker Non-Votes
1. To (a) approve the amendment of the Company’s articles of association in connection with the proposed merger of the Company into its subsidiary, Nielsen Holdings plc, and (b) authorize any and all lawyers and (deputy) civil law notaries practicing at Clifford Chance LLP to execute the notarial deed of amendment of the articles of association to effect the aforementioned amendment of the articles of association	320,950,001	11,189	805,897	10,541,484
2. To approve the merger between the Company and Nielsen Holdings plc (the “Merger”)	320,950,184	10,939	805,964	10,541,484
3. To (a) adopt our Dutch statutory annual accounts for the year ended December 31, 2014 and (b) authorize the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2015, in the English language	330,484,764	173,726	1,650,081	—
4. To discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2014	326,811,489	134,891	5,362,191	—
5. To elect the Directors listed below:
James A. Attwood, Jr.	315,286,549	5,676,480	804,058	10,541,484
Dwight M. Barns	320,742,500	220,530	804,057	10,541,484
David L. Calhoun	319,386,714	1,575,747	804,626	10,541,484
Karen M. Hoguet	320,747,690	215,467	803,930	10,541,484
James M. Kilts	320,757,505	205,525	804,057	10,541,484
Harish Manwani	317,527,287	3,092,343	1,147,457	10,541,484
Kathryn V. Marinello	320,747,054	215,403	804,630	10,541,484
Alexander Navab	316,196,932	4,766,054	804,101	10,541,484
Robert Pozen	320,633,073	329,685	804,329	10,541,484
Vivek Y. Ranadivé	320,569,848	392,840	804,399	10,541,484
Javier G. Teruel	317,824,436	3,138,151	804,500	10,541,484
6. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015	330,431,764	728,939	1,147,868	—

7. To appoint Ernst & Young Accountants LLP as the Company’s auditor who will audit the Company’s Dutch statutory annual accounts for the year ending December 31, 2015	330,480,701	680,987	1,146,883	—
8. To approve the extension of the authority of the Board of Directors to repurchase up to 10% of the Company’s issued share capital (including depositary receipts issued for the Company’s shares) until December 26, 2016 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where the Company’s shares (or depositary receipts) are traded	320,797,740	164,330	805,017	10,541,484
9. To approve, in a non-binding, advisory vote the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the SEC rules	313,610,473	5,348,994	2,807,620	10,541,484

As a result of the Merger, the Company will relocate its place of incorporation from the Netherlands to England and Wales. The closing of the Merger is subject to the satisfaction or waiver to the extent permitted by applicable law of the conditions set out in the Merger Proposal, which are described in the Proxy Statement. The Merger is expected to be completed during the third quarter of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015

NIELSEN N.V.

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Secretary